Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-192720) of Kamada Ltd. (the “Company”) of our report dated April 28, 2015 with respect to the financial statements of the Company and its subsidiaries included in this Annual Report on Form 20-F for the year ended December 31, 2014.

Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
April 28, 2015	A member of Ernst & Young Global